UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2016

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

OXiGENE, Inc.

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 21, 2016, the Board of Directors of Mateon Therapeutics, Inc., formerly known as OXiGENE, Inc. (the “Corporation”) approved a change in the Corporation’s name from “OXiGENE, Inc.” to “Mateon Therapeutics, Inc.” The change in the Corporation’s name was effected by the filing of a Certificate of Amendment, pursuant to Section 242 of the Delaware General Corporation Law, on June 16, 2016. Pursuant to this Certificate of Amendment, Article First of the Corporation’s Amended and Restated Certificate of Incorporation was amended, effective as of June 17, 2016, to read in its entirety as follows: “FIRST: The name of the Corporation is Mateon Therapeutics, Inc.” The Corporation also amended and restated its by-laws to reflect the new corporate name.

Commencing on June 20, 2016, the Corporation’s common stock will trade on The Nasdaq Capital Market under the symbol “MATN.” Its CUSIP number has changed from 691828404 to 57667K109 in connection with the name change.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation

3.2	Amended and Restated By-laws

99.1	Press Release dated June 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: June 17, 2016	/s/ William D. Schwieterman, M.D.
By: William D. Schwieterman, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation

3.2	Amended and Restated By-laws

99.1	Press Release dated June 17, 2016